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RGR - Q4 2012 Sturm Ruger Earnings Conference Call

EVENT DATE/TIME: FEBRUARY 28, 2013 / 02:00PM GMT

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

CORPORATE PARTICIPANTS

Michael Fifer Sturm, Ruger & Company, Inc. - President & CEO

Kevin Reid Sturm, Ruger & Company, Inc. - VP & General Counsel

Tom Dineen Sturm, Ruger & Company, Inc. - VP, CFO & Treasurer

CONFERENCE CALL PARTICIPANTS

Brian Rafn Morgan Dempsey Capital Management - Analyst

Jim Barrett CL King & Associates - Analyst

Scott Hamann KeyBanc Capital Markets - Analyst

Ray Asmar Summit Brokerage - Analyst

Will Waller M3 Funds - Analyst

Chris Harrell Capco Asset Management - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the 2012 Sturm, Ruger earnings conference call. My name is Lacey, and I will be your coordinator for today. At this time, all participants are in listen-only mode. Later, we will facilitate a question-and-answer session toward the end of the presentation. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today's call, Mr. Michael Fifer, President and CEO. Please proceed.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Welcome to the Sturm, Ruger & Company year-end 2012 conference call. Although this is obviously a call to discuss financial results, I want to take a moment to mention Sandy Hook. All of us at Ruger are deeply saddened by the horrible, criminal events that took place in Newtown, Connecticut. Newtown is only a short distance from our headquarters, and we have employees who live around Newtown who have family, fans, and acquaintances that were affected. Our thoughts and prayers go out to those families and to the victims of this terrible tragedy.

Next, I'd like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements, which will be followed by a quick overview of 2012, including the fourth quarter, and then we can get right into your questions. Kevin?

Kevin Reid - Sturm, Ruger & Company, Inc. - VP & General Counsel

Thanks, Mike. We want to remind everyone that statements made in the course of this presentation that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.

It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's reports on Form 10-K for the year ended December 31, 2012 and Forms 10-Q for the first, second, and third quarters of 2012. Copies of these documents may be attained from the SEC or through the Company's website at www.ruger.com.

Furthermore, management disclaims all responsibility to update forward-looking statements. Mike?

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Okay. Well, starting with our financial results, for 2012 net sales were $491.8 million, and fully-diluted earnings were $3.60 per share. For the corresponding period in 2011, net sales were $328.8 million, and fully-diluted earnings were $2.09 per share. This represents year-over-year sales growth of 50% and earnings growth of 77%.

For the fourth quarter of 2012, net sales were $141.8 million, and fully-diluted earnings were $1.00 per share. For the corresponding period in 2011, net sales were $93.2 million, and fully-diluted earnings were $0.54 per share. This represents year-over-year sales growth for the fourth quarter of 52% and earnings growth of 88%.

Next, we'll talk about new products. Our new product introductions remain a strong driver of demand and were $182 million or 38% of firearm sales in 2012.

As a reminder, we define new products as only those that were introduced in the past two years, and we include only major new product introductions and not minor line extensions.

The major new products introduced in 2012 included the Ruger American Rifle; the 10/22 Takedown rifle; the SR22 pistol; the 22/45 Lite pistol; and the Single-Nine revolver.

In addition to these new products, at the end of December 2012, we launched the SR45 pistol and the LC380 pistol.

Next, we will talk about sell-through. Demand for Ruger products in 2012 remained very strong as evidence by the 63% growth in estimated sell-through of Ruger products from the independent wholesale distributors to retailers. We believe that the strong demand for our products was due to our continued practice of introducing innovative and exciting new products; our increased manufacturing capacity and greater product availability; and the overall increase in the firearms industry, which was largely attributable to new shooters joining the ranks of gun owners and the current political environment.

The 28% net increase in National Instant Criminal Background Check System, or NICS, background checks adjusted by the National Shooting Sports Foundation is indicative of this overall growth. 2012 was the fifth consecutive year that our growth and estimated sell-through from our independent distributors to retailers outpaced the growth in adjusted NICS checks.

Next we will talk about inventory and production. In response to the strong demand and the new products that were launched in 2012, we increased our unit production by 52% from 2011. To achieve this increase in production in 2012, we reinvested $27 million, approximately one-third of the cash generated by operations back into the Company in the form of capital expenditures. These capital expenditures exceeded depreciation by approximately $13 million during the year, which represented a 7% increase to our capital equipment base. Our commitment to continuous improvement through the implementation of lean business practices enabled us to leverage this investment to achieve the 52% increase in unit production.

The Company's finished goods inventory decreased slightly in 2012. Our efforts to rebuild safety stock have again been outstripped by increased demand. Despite the increased shipments, our distributors' inventories also decreased by 76,000 units in 2012. This is a compelling indication of the strong retail demand for our products.

We believe that both Ruger and the independent wholesale distributors would benefit by having more of finished goods inventory to allow for the rapid fulfillment of demand. Our observation of retailers and anecdotal reports from industry sources also indicate that the retailer shelves have less than normal amounts of inventory.

Our goal is to replenish our finished goods inventory in future periods to levels that would better serve our customers. This replenishment, which could increase the value of finished goods inventory by as much as $15 million from the current level, is not likely to occur until retail demand for our products slows down.

Next, we'll talk about bookings and backlog. In 2012 bookings were more than double 2011 bookings, and our backlog totaled 1.5 million units at December 31, 2012.

Nonetheless, we do not use backlog as a key indicator when planning and operating the Company's business. Instead, we focus on estimated sell-through of our products from the independent wholesale distributors to the retailers to run our business, including our target production rates. As I mentioned a few minutes ago, the estimated sell-through of our products from independent distributors to retailers increased 63% in 2012 as compared to 2011.

Next, I'll talk about our balance sheet. Our balance sheet at December 31, 2012 was strong. Our cash and cash equivalents totaled $31 million, a decrease of $50 million from December 31, 2011 due to the $87 million special dividend paid in December. Our current ratio was 1.6 to 1.0, and we have no debt.

We believe our cash on hand and the cash we anticipate generating from operations will be sufficient to fund our operations. However, out of an abundance of caution, we increased our credit facility from $25 million to $40 million earlier this month. The credit facility remains unused.

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

At December 31, 2012, stockholders' equity was $95 million, which equates to a book value of $4.93 per share, of which $1.61 per share was cash and equivalents.

In 2012 we generated $87 million of cash from operations. We reinvested $27 million of that back into the Company in the form of capital expenditures. As I mentioned a few minutes ago, these capital investments allowed us to realize the 52% increase in production, which was instrumental to the achievement of our record financial results in 2012.

Capital expenditures in 2013 will vary based on many factors, including the overall demand for our products; the timing of some of our ongoing new product initiatives; and the extent to which replacement machinery and equipment may be required. Currently we estimate that capital expenditures in 2013 will approximate $30 million.

In 2012 we returned $111.5 million to our shareholders through the payment of dividends, including the $87 million special dividend paid in December.

An additional $7.8 million in dividends will be paid to shareholders on March 22, 2013, as our Board of Directors recently declared a $0.404 per share quarterly dividend. As a reminder, our quarterly dividend approximates 40% of net income.

In closing, I would like to thank our 1500 dedicated employees without whom our accomplishments and the unprecedented financial results in 2012 would not have been possible.

I also want to announce that we will be holding our second Analysts' Day on Monday, April 29 at our Prescott, Arizona facility with our 2013 annual meeting to follow on Tuesday, April 30, also in Prescott. Further details related to the Analysts' Day will be available in mid-March.

Those were the highlights of 2012. Now I would like to respond to your questions related to those results.

Operator, can we have the first question?

QUESTION AND ANSWER

Operator

(Operator Instructions). Brian Rafn, Morgan Dempsey Capital.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Give me a sense, you certainly had a great year in units up 1,697,800 versus 1.1 million, I think you said, in a press release. You got there by August 15. How much of that from a capacity standpoint is machinery, and where are you on bringing up these mini-mill furnaces up at Newport?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We've continued to improve our labor efficiency. We have significant stretch goals each year to do so, and the employees have responded very well. So it's not all machinery by any means. It's a combination of both. Because if you think about it, we only increased our capital base by 13%, but we got a 52% increase in production, although there's a lot of labor efficiency as well.

And as you heard me say in prior years, a busy factory is a happy factory. And they are very busy, working very hard, and they kind of enjoy it.

Now your second question, about the mini-mills, we still only have one that is fully functional running on two shifts, exceeding our initial goals. We are bringing in the equipment for a second one, but will initially deploy it in our legacy foundry where we've realized we can significantly improve some of its results by using the techniques like a rollover furnace that we would otherwise employ at a main mill.

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Let me ask you, Mike, in the past, you've talked about having the flexibility of going from the main integrated furnace down to some of the mini-mills. Given the voracious appetite for demand, guns and supply, might you modify that and run them in tandem with your main mill?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

That's what we have been doing.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Right, right, but you would continue to do that?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Yes, it's one of these difficult things where you have to get several mini-mills up and running before you can even think about turning off the main mill. So, in theory, for at least some period of time, you would have excess capacity. However, in the current environment, we can use all the capacity we can get.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, okay, okay. How much, given the efficiencies that you're talking about and given the demands and the utilizations in that, how much floor space -- we were up to Newport, how much sell movements and floor space and assembly-line layouts are you doing, or are you pretty much set with your footprint?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Brian, there's probably two questions in there. One is, are we planning any physical expansion in Newport, and the answer is no. And then perhaps the second question is, would you recognize the place if you visited it again a year later, and the answer is no. That, in fact, we are continuously improving our layouts and moving things around as we continue to run lean events and figure out ways to take more floor space out. We rapidly fill it with expanding capacity.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. What are you running, Mike, on a shift basis and maybe over time between Newport and Prescott?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Brian, why don't I answer that one, and then let's perhaps let a few of the other guys chip in, too.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Sure.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We have been running much pretty much flat out since December of 2010. If you recall that in the summer of 2010, things seemed to slow down quite a bit, and they came roaring back somewhere late November, early December. And we have run pretty much flat out there. We try, whenever possible, do not get crazy with the over time because then you run the risk of injuries and safety concerns and people just flat get worn out. So we're running reasonable amounts of over time.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Thanks.

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Operator

Jim Barrett, CL King & Associates.

Jim Barrett - CL King & Associates - Analyst

Mike, in the fourth quarter, your gross margins were up 250 basis points year over year, but down 110 basis points sequentially, even though the production increased sequentially by 6%. Can you explain why that occurred?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

In specific, no, but in general, yes. And the answer is that the fourth quarter every year the books remain open several weeks longer, and I think we perhaps do a more thorough job of getting every single fourth-quarter expense fully expensed in the fourth quarter. If you look -- every single year you'll see that the fourth quarter generally dips just a little bit for any given volume. But it's just a function of closing the year out.

Jim Barrett - CL King & Associates - Analyst

On a separate subject, are you experiencing any challenges in receiving a sufficient amount of components in order to meet the current demand?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Well, one of the real challenges is getting our suppliers, many of which are very small businesses, to keep up with our rapid growth over the last five years. And so we are reaching out more and more to try to help those guys. In some cases, we will buy equipment and park it at their place. In some cases, we will try to steer them towards lean implementation at their own place. We're not near as good as I'd like to be in helping our suppliers, and in some cases we outgrow the suppliers. But they're trying awfully hard to keep up with us.

Jim Barrett - CL King & Associates - Analyst

And my final question -- why didn't the Company raise its credit facility by more than $15 million back a week or two ago?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Because simply, we're paying more in fees on the unused credit facility than we're earning in interest on all the millions we have sitting in the bank, and I don't think we need it.

Jim Barrett - CL King & Associates - Analyst

And I assume, finally, you can raise that credit facility on fairly short notice given the quality of the balance sheet and the cash flows?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I am sure we can. And I've always considered it if some big opportunity came along that required a lot of money well in excess of our credit line that if we have got a good story to tell, that raising money would be really easy.

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Jim Barrett - CL King & Associates - Analyst

Thank you very much.

Operator

(Operator Instructions). Scott Hamann, KeyBanc Capital Markets.

Scott Hamann - KeyBanc Capital Markets - Analyst

Just, Mike, taking a step back in terms of a very dynamic retail environment right now, how are you thinking about driving more efficiencies and getting more production in 2013 versus the kind of very high level where you are right now. I mean should we continue to be able to expect some of these sequential increases in your production rates in 2013? How are you thinking about that relative to what you're seeing out there on the retail environment now?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I'm going to try to split your question into two, as well. The forward-looking part I'm not going to answer at all. I'm not forecasting increases; I'm not forecasting percentages; I'm not telling you whether you can get sequential, the same or not, so just completely forget that, guys.

Now as to how are we going to manage the business, we are going to manage it the same way we have been doing all along here. We're going to continue to innovate on the product line side. And that will require more equipment, more space, and more people as we bring on new products because we're not finding that the old product slow down, and we're not able to free up from that.

The second part is that we are fully committed to lean methodologies in all our processes, and we conduct lean events every week all year long and continue to be very successful at freeing up space, people, equipment, and cash in doing that. It will just keep doing it.

Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. And then just a second question in terms of the orders that you took here recently, obviously, everyone is short on inventory right now. At this point last year, I think you guys stopped taking orders in the spring because you thought that -- you didn't think you were going to be able to make them or whatever, but you just seemed to have taken a lot more orders this year. And I'm just curious why maybe you didn't stop taking orders or how you are thinking about that backlog playing out?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I believe the question is, if I cut off orders after 1 million units last year, why didn't I do it this year? And the reason I didn't do it this year is that simply people didn't understand what we were doing last year. People misinterpreted that we stopped taking orders from the wholesalers and assume that we stopped production. In fact, our press release on the matter was extremely clear, but I was shocked at the number of people who couldn't read plain English and got confused about what we did. So I'm not doing it again.

Scott Hamann - KeyBanc Capital Markets - Analyst

Fair enough. Thanks.

Operator

Brian Rafn, Morgan Dempsey Capital.

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Mike, your pace of new product launches have been fantastic the last few years. What is your sense as you look out 2013? Are you going to see about the same amount of product launches, and I think in your K you talk about having 89 guys in R&D development or developing. How many teams of design engineering teams do you have actually developing new product?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Guys, in general, I know you all want the most, best forward-looking information you can get, and I'm not going to give it. All right? I'm just not going to do it.

But I have just as many engineers as reported. In fact, perhaps more because I'm still trying to hire them. I have as many or more engineering teams than I had in years before, and we're fully committed to new products.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Well, let me ask you maybe a little different way. The cycle time, Mike, between design concept, prototyping and then getting your production inventory, is that over the last three or four years about the same time -- 18 months, 24 months, or are you getting any compression in that?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We've had a few notable successes, one of which I explained to you before, which was the Ruger American Rifle, which from plain white board to units on a production line was 12 months. We have a couple other ongoing projects that are going into the multi-year phase, so we are improving, but it takes time and not every project is benefiting yet.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Are you looking at expanding any floor space out in Prescott? We focus a lot on Newport. Anything in brick and mortar or machinery out in Prescott?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We continue to expand within the facility in Prescott. Remember, we used to have a foundry in that facility, which we took out, and that has provided some extra floorspace. And I don't anticipate any major building additions at either location.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. You talked, Mike, $30 million in CapEx roughly for 2013. How much of that is maintenance and where is that going to maybe kind of be allocated between the two plants?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

The old thumb rolls that we've given before that roughly a third is for sustaining and two-thirds is for new apply, and it will follow wherever the new products are is where it's going to go.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Have you got any sense either in given your footprints in Newport and Prescott, do you have any sense, Mike, in either dollars or units on what your capacity might be before you'd have to break out beyond your physical footprint?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I do. But I'm not sure I want to discuss it.

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Close to the vest, okay.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

They continue to amaze me in what they can do in terms of freeing up space. Look, we are in basically the same floor space we had five, six years ago. I think our run rate today is 4 times what it was then, and our employee base hasn't even doubled. The guys are doing a good job.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay, okay. Anything relative to -- we talked certainly about the civilian market, is there anything on the horizon, sales to the military or the police side?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

No.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Your sense everybody is I think the hot item in the air -- 15 you guys since the SR556, has -- obviously you're not going to comment on units -- has the percentage mix of that SR556 increased relative to total rifle sales, 2010 to 2011 to 2012, or is it about the same?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Actually, it has probably declined, and the reason I tell you that is because we source a lot of components. For example, we have to get a foraging for the lower receiver, and we don't make that ourselves.

So in this kind of environment where you have a limited number of suppliers providing essentially similar component parts to all the manufacturers of these kind of guns, we're last in line to be able to increase volume.

On the other hand, some of our other rifle products that we make in house that were much more vertically integrated, we are able to ramp up the volume on those. So our overall volume of 556s has not declined at all. But it has probably fallen as a percentage of our overall rifle sales.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. All right.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

And frankly, it wasn't much to start with.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Let me ask you, you've talked in the past, Mike, about M&A, and I've asked about accessories and that type of thing.

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

I marvel at -- I have got one of the SR556s, and I probably spent double in actually tricking out with scopes and lasers and nightlights and that type of thing. Is that a viable market for you guys? I know you mentioned you wanted a needle-moving acquisition. I mean there's just so much in stocks and grips and tripods and telescopes and that type of thing. Is that a viable area for you guys, or is it just not something you're interested in?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I think it definitely has an opportunity, but it's not one that we have been effective at realizing.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We would need, I think, probably more years in the AR platform business so that we were better recognized within the industry as a significant competitor with a good product line, and then I think people would be more receptive to Ruger expanding into the accessories market. Were we to just jump in it now and we have basically a single SKU kind of product and not much volume, I'd say the vast majority of Americans who like AR platform guns have never even seen a Ruger.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

There aren't that many of them out there. So I think it's a bit premature for us to leap into it, but you are right that like a 1911 or like a 1022 or like an AR platform, they are one of those kinds of platform firearms that people can accessorize and have a grand ole time doing it.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, right. Exactly. Exactly.

You've talked, Mike, in the past, backlog discipline and you wanted to make sure that you didn't get over ordering in that. With the, again, the tremendous civilian arsenal buildup, what do you guys seeing, and what is your sense on order bookings and the discipline, or is that pretty strong and decent on a sell-through?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I think the discipline from the retail level placing orders on wholesalers is nonexistent. I mean what I observed at some of the distributor shows is you might have a guy with a $25,000 credit line ordering $250,000 worth of goods, frankly, hoping he can get to $25,000, but still placing truly absurd orders.

I believe I heard anecdotally that a couple of the distributors at their shows booked more than $1 billion, which they are just way, way in excess of anything they've ever booked before, way in excess on any annual volume they've ever enjoyed, and completely unrealistic in terms of the industry being able to increase capacity to supply those kind of numbers.

So the retailers, by and large, ordered amounts way in excess of what they actually expect to get. And then in some cases, but not all, in some cases, the wholesalers reacted enthusiastically and placed large orders on us.

But I think everybody sort of implicitly understands that it's really not all going to happen.

Operator

Ray Asmar, Summit Brokerage.

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10

FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Ray Asmar - Summit Brokerage - Analyst

Gentlemen, can you talk a little bit about your smart gun? Obviously, you want to reduce the misuse of guns maybe through this RFID technology or maybe fingerprints? Because I would think if you took the lead that way, with everything that is going on in the political environment, you might look like heroes. Can you talk a little bit about if you are doing anything with that whole concept?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

No.

Ray Asmar - Summit Brokerage - Analyst

Okay.

Operator

Jim Barrett, CL King & Associates.

Jim Barrett - CL King & Associates - Analyst

Mike, as I recall, your backorders from wholesalers are not cancelable per Company policy.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

That is correct, and we have been reminding them of that.

Jim Barrett - CL King & Associates - Analyst

So would the Company adhere to that policy regardless if demand, for example, were to slow sooner and possibly more sharply than everyone might have thought with the plan to hold your wholesalers to that?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Jim, if there are any wholesalers listening, the answer is absolutely. If the wholesalers aren't on the phone, the answer is we'll use common sense as we did back in I think it was the late 2009 or spring of 2010 when we canceled some of the Mini-14 orders that just were ridiculous.

Jim Barrett - CL King & Associates - Analyst

Yes.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

So we're trying to enforce the discipline and encourage the discipline, but at the end of the day, unfortunately the distributors know that we are going to act responsibly, and we're not going to stuff the channel.

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Jim Barrett - CL King & Associates - Analyst

Exactly.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Because whatever investment they have in Ruger inventory, I want to make sure it's moving as fast as possible.

Jim Barrett - CL King & Associates - Analyst

On a related point --

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

But, Jim, let me get back. So that's why I said earlier I really don't want people focused on the backlog and making assumptions about the business based on the backlog. Because, frankly, we don't use the backlog to run the business. We use sell-through. That is the key metric.

Jim Barrett - CL King & Associates - Analyst

Understood. Now, on a related point, speaking of sell-through, how many weeks supply on the part of your distributors is sufficient, in your view, to service your retail customers adequately with good fill rates on your products?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I'd, frankly, like to see them act like wholesalers and have at least eight weeks on hand. But by and large, these days they are acting more like order brokers, and I think they are cross-stocking all the inventory they receive from us. I don't think that actually goes in their warehouse.

Jim Barrett - CL King & Associates - Analyst

Okay. And then my last question, and it really relates to your segment reporting, the corporate line was profitable throughout the first three quarters of the year and then swung to a loss. Can you explain how we would forecast that line item or what explains the loss in Q4?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I can't, but Tom Dineen, if you'd like to take a stab at that.

Tom Dineen - Sturm, Ruger & Company, Inc. - VP, CFO & Treasurer

I think, Jim, what you're likely looking at, we did take a write-down of a small investment that we had to the tune of round numbers, about $1 million in Q4. I think that fell into the corporate bucket.

Jim Barrett - CL King & Associates - Analyst

Thank you very much, both of you.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

You're welcome.

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Operator

Will Waller, M3 Funds.

Will Waller - M3 Funds - Analyst

In prior years, you guys have listed your backlog as of February 1 in your 10-K. I didn't see that this year. And I know you're taking the backlog numbers with a grain of salt, but is there any update as to what that number was on February 1 versus December 31?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

No.

Will Waller - M3 Funds - Analyst

Okay. And then my second question is, as it relates to pricing, your products are selling in some of the online marketplaces for much higher than their retail prices. Has there been any thought, or is it too short sighted to think about potential pricing increases? And I'm guessing some of the prices of components have probably gone up or are going to go up, so from a pricing perspective, how are you looking at that?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Well, we generally do a price increase every January 1, whether it is needed or not, and that has been a practice of the entire industry. In rare occasions -- I think it's on the order of once every 10 years -- there's also a July 1 price increase. So there is some history for that.

We did not raise prices out of the ordinary, in spite of what was going on at the retail level because, frankly, we think people in the industry have a long memory, and those retailers who are gouging people are probably leaving a significant impression on those consumers.

But remember, we don't sell to consumers. We sell to independent wholesalers who then sell to the retailers. And perhaps we have left money on the table by not taking advantage of the spike in demand, but I think it's a better long-term practice. We hope to be in the business for decades to come and not just a quick flash in the pan here. And I think there's some long memories.

Will Waller - M3 Funds - Analyst

Good. That makes sense. Thanks.

Operator

Chris Harrell, Capco Asset Management.

Chris Harrell - Capco Asset Management - Analyst

I have a question about the LC380, the new product. I am just wondering whether you view this as incremental, just sort of a moderately incremental progress, or whether this is a meaningful addition to the lineup, and how the demand compares for it to the LC9 and the old LCP?

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

From a strictly engineering perspective, it's definitely incremental, but from a demand perspective, it appears to be very significant. It is fitting a market niche for folks who have perhaps not the -- for people who perhaps don't have the strength to rack the slide on a LC9 or who are recoil sensitive. It's a little bit bigger and heavier than the LCP and is, therefore, easier to operate, and it was very, very warmly received at the distributor shows in January.

Chris Harrell - Capco Asset Management - Analyst

Thanks.

Operator

(Operator Instructions). Brian Rafn, Morgan Dempsey Capital.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, Mike, what I'm wondering is you developed new product. Are you seeing any changes in the lifecycle of sales of new products falling off quicker? There is a lot of noise out. There is a lot of launches, a lot of demand. I'm just wondering what you are seeing from the standpoint of units and dollar sales as you go go out one, two, three years after a launch, and how much advertising support do you have to bring to a new product?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

If you look back at what we talked about for capital expenditures each of the last three, four years, and we would say, for example, we think we're going to spend $15 million this year on CapEx. And the year would finish, and we'd end up spending $19 million or $20 million.

And the reason for that is that I constantly predict the new products will cannibalize the old and that the initial first-year demand will taper off, and it doesn't happen very often. And so I've made plans to use equipment from existing lines on the next line, as the volume of the existing line declines, and the volume of the existing lines haven't declined.

So I haven't been able to repatriate equipment to the extent I thought I could, and so I end up having to acquire more equipment. So it's a long answer, but we are not seeing the product lifecycles that we expected to see where you would have enormous first-year demand, and then it would taper off significantly after that. We expect it, but we haven't observed it.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. A pretty good answer. Let me ask you, in some of the new -- you talked about some of the shooting clubs up in the Ivy League colleges; the incremental demand for women in self-defense and shooting and that type of thing. With some of these new incremental users, enthusiasts, do you have any sense -- and again, this is more philosophical -- do you have any idea of how they might be in multiple gun unit ownership, or do you get a sense they are just single gun owners? Because then obviously you'd have the ability the entire industry to continue this type of unit volume.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I don't have a good feel for it, but I do hear from retailers that the number of new shooters is increasing significantly. It really hasn't tapered off at all. It is actually climbing. And that's a good thing for the industry, because at least some portion of them, and we don't know what portion, but some portion of them will go just beyond that first self-defense gun and will realize just how much fun it is and start acquiring additional firearms.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. In your K, you guys talked about installing a new ERP system. What specifically was that? Can you give a highlight on that?

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FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Yes. I think we started about a year and a half ago and put in an Oracle system. And by and large, it's up and running at all locations, and we're in that second phase where you are finetuning it and maybe doing some small add-ons to it.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. And then what are you guys seeing in wage and salary payroll inflation for 2013 and then maybe health care benefit costs?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

We've given modest base salary increases every year and would expect to do so again this year. And the significant increases in our compensation come from variable income, which for the employees in all cases is tied strictly to results. We pay out a fixed percentage of the earnings to the employees as profit sharing, and even those employees who are eligible for annual bonuses, it's tied strictly to how earnings perform.

As far as health care costs go, we've actually been extremely fortunate the past few years in terms of the number of really expensive cases we've had. If anything, I think we've had probably below average. If you looked over a 10-year window, I think the last couple of years have probably been a little on the lighter side. Typically we will have more than 1000 people or families enrolled in our healthcare program. And some number, eight to 10, consume almost all the dollars. In other words, insurance is working just the way it should. And even having just two less significant cases makes a big difference in your cost.

So I think we've probably been a little bit lucky, and that is not something that can be forecast.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. You talked a little bit about building up, Mike, your safety stock. Pretty tough in this market with the demand. Are there any incremental specific pistols, revolvers, that you might be able to, or is everything really at capacity?

And then second question, what are you doing if you are doing anything at all with shotguns in 2013?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Okay. Talking about inventory, the issue is, how much should we have? And clearly it's a lot more than we have had, and I believe that applies to our wholesale distributors, as well.

For example, had we all had an uncomfortably high level of inventory going into this winter, we would have sold all of it and then more. But we didn't. And so all we could sell was what we could make each week.

And the people who have been in the industry over the decades have told me over and over again that you ought to have a lot more than you think. Because, unfortunately, there are incidents like Newtown or other ones or like Obama getting elected that create great political drive behind demand, and we clearly had almost no inventory at all and so really couldn't respond by emptying the warehouse. There wasn't anything in there to start with.

The wholesalers did have a little bit. And as you saw, their inventory went down 70,000 and some units, which was a huge percentage of their overall inventory. Shame on them -- they should've had much more in inventory to take advantage of political opportunities.

So I think your question was, can we in the near future increase inventories? And the answer is not until demand slows down. And we have been since I said like November, December of 2010, we have been basically selling every single thing we make, and it is flowing through the wholesalers to the retailers at about the same pace.

And then your second question I guess was about shotguns. And well, we are hard at work on shotguns, and that's one of those projects that should have been a year, and now it's multiple years into the making. But I'm sure we will bring them to market one day soon.

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15

FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Operator

(Operator Instructions). Jim Barrett, CL King & Associates.

Jim Barrett - CL King & Associates - Analyst

Mike, the sales by segment, specifically for rifles, was the growth linear through 2012, or did rifles enjoy a spurt in demand in the fourth quarter, whether that be in shipments or in your orders?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Jim, I'm not completely sure I understand your question, but going back to what I just said, pretty much everything we've made, every day, every week, every month since late 2010, we've shipped promptly. None of the stuff is going in inventory and collecting dust on it at all. It's just flowing right through our warehouse and right out the door. So to try to figure out which products have advanced faster than others, the place to look is where we've introduced new products. That is the incremental volume, generally speaking.

Jim Barrett - CL King & Associates - Analyst

So the American Rifle would explain why rifles went from 26% of your sales in 2011 to 30% in 2012 in broad strokes?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

I think so. I'm trying to think through which products did better than others, and the Ruger American Rifle wasn't the only rifle where we increased volume. But it obviously went from zero to whatever number it hit, so that was a significant piece.

Jim Barrett - CL King & Associates - Analyst

And then a related question. Could you remind me broadly speaking, what are the gross margins on rifles versus pistols versus revolvers? Can you at least provide us some directional thoughts on that?

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

No.

Jim Barrett - CL King & Associates - Analyst

Well, that's clear. Okay but thanks for the questions you did answer.

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Okay.

Operator

Ladies and gentlemen, this concludes the question-and-answer portion of our call. I will now turn the call back over to Michael Fifer for any closing comments.

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16

FEBRUARY 28, 2013 / 02:00PM GMT, RGR - Q4 2012 Sturm Ruger Earnings Conference Call

Michael Fifer - Sturm, Ruger & Company, Inc. - President & CEO

Gentlemen and ladies, thank you very much for listening in. I appreciate your need for forward-looking information, and I appreciate your patience with my trying not to give it to you.

I think the Company has a good story. It's really a very, very simple one. We try to drive demand through innovation, and we try to free up assets, which are people, space, equipment, and cash through the implementation of lean methodologies. And it's been working pretty well, and we're very hopeful that it will continue to work. And I look very much forward to seeing you at the Analysts' Day in Prescott, Arizona.

Thank you.

Operator

Thank you for your participation in today's conference. This concludes your presentation. You may all disconnect. Good day, everyone.

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